CERTIFICATION

Sean McCooey, President and Treasurer of PSP Family of Funds (the “Registrant”), certifies to the best of his knowledge that:

1.  The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2014, fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PSP Family of Funds

President and Treasurer

/s/ Sean McCooey

Sean McCooey

Date: April 2, 2015

A signed original of this written statements required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PSP Family of Funds and will be retained by PSP Family of Funds and furnished to the Securities and Exchange Commission or its staff upon request.